EXHIBIT 3.4



             CERTIFICATE OF VOTING POWERS, DESIGNATIONS, PREFERENCES
                         AND RIGHT TO PREFERRED STOCK OF
                                POWER2SHIP, INC.


     We, Richard Hersh, Chief Executive Officer, and Michael J. Darden, Secretary, of POWER2SHIP, INC., a corporation organized and existing under the General Corporation Law of the State of Nevada (the "Corporation"), in accordance with the provisions of Section 78.195 under Nevada Revised Statutes thereof, DO HEREBY CERTIFY:

     That pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of said Corporation, said Board of Directors adopt a resolution providing for the issuance of a Series of 200,000 shares of Series B Preferred Stock pursuant to a written consent, dated June 26, 2003, which resolution is as follows:

                      SERIES B CONVERTIBLE PREFERRED STOCK
                      ------------------------------------

     1.     Designation, Amounts and Par Value.  The designation of this series,
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which  consists  of Two Hundred Thousand (200,000) shares of Preferred Stock, is the Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The "Stated Value" of the Series B Preferred Stock shall be $5.00 per share. The par value is $.001 per share.

     2.     Dividends.  The  Series  B  Preferred  Stock  shall  be  entitled to
            ---------
receive a Ten Percent (10%) per annum cumulative dividend when, as and if, declared by the Board of Directors of the Corporation. The dividend shall be payable annually in arrears commencing on June 30, 2004 in cash or in shares of Common Stock of the corporation at the option of the Corporation. If the dividend is paid in shares of Common Stock, then such shares will be valued at the average closing price of the Common Stock of the Corporation for the 10 trading days immediately preceding the date of such dividend.

     3.     Rank.  The  Series  B  Preferred  Stock shall rank (i) senior to the
            ----
Corporation's Series X Preferred Stock and Series Y Preferred Stock heretofore in existence; (ii) junior or subordinate to a subsequent series of preferred stock ranking by its terms senior to the Series B Preferred Stock (the "Senior Securities"); (iii) parri passu with any other series of preferred stock hereafter designated by the Corporation and not designated as Senior Securities or subordinate to the Series B Preferred Stock; and (iv) prior to any other class or series of common stock of the Corporation hereinafter designated, in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or as to the payment of dividends.

     4.     Voting  Rights.  The  Series  B Preferred Stock shall have no voting
            --------------
rights  except  as  provided and mandated under the laws of the State of Nevada.

     5.     Redemption  and Call Rights.  The Series B Preferred Stock shall not
            ---------------------------
be subject to any redemption rights on behalf of the Corporation or subject to call by any holder of the Series B Preferred Stock.

     6.     Holder  Conversion  Rights.  The  holders  of the Series B Preferred
            --------------------------
Stock shall have the following rights with respect to the conversion of the Series B Preferred Stock into shares of Common Stock:

          A.     Conversion at Holders' Option.  Holders shall have the right to
                 -----------------------------
convert a minimum of $10,000 of their Series B Preferred Stock or their total investment if less than $10,000, at one or more times in their sole discretion, into Common Stock. The per share value used to determine the number of shares of Common Stock the Holder would receive upon such conversion ("Conversion "Price") shall be $0.25.

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          B.     Conversion at Corporation's Option.  The Corporation shall have
                 ----------------------------------
the right to cause the Series B Preferred Stock to be converted to Common Stock as described above upon the occurrence of any of the following events: (i) a merger or acquisition where the Corporation is not the survivor, (ii) an investor or investor group acquiring, in one or more purchases, over 50% of the voting shares of the Corporation resulting in a change in management or control of the Corporation, or (iii) beginning one year after a Holder's subscription is accepted by the Corporation, if the average closing price of the Common Stock for any ten (10) consecutive trading days exceeds $2.00.

          C.     Adjustments  to Conversion Ratio.  In the event the Corporation
                 --------------------------------
shall (i) make or issue a dividend or other distribution payable in Common Stock (other than with respect to the Series B Preferred Stock; (ii) subdivide outstanding shares of Common Stock into a larger number of shares; or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the conversion ratio shall be adjusted appropriately by the Corporation's Board of Directors.

          D.     Capital  Reorganization  or  Reclassification.  If  the  Common
                 ---------------------------------------------
Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 6), then in each such event, the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

          E.     Certificate  as to Adjustments; Notice by Corporation.  In each
                 -----------------------------------------------------
case of an adjustment or readjustment of the conversion ratio, the Corporation, at its expense, will seek to furnish each holder of Series B Preferred Stock with a certificate, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

          F.     Exercise  of  Conversion.  Promptly  after the conversion date,
                 ------------------------
the Corporation shall determine the conversion ratio. The Corporation shall deliver to each holder of Series B Preferred Stock a certificate stating the conversion ratio and providing such holder instructions as to where to deliver its Series B Preferred Stock certificates, and upon surrender of such certificates for cancellation, certificates representing the number of the Corporation's common shares into which such Series B Preferred Stock is converted. No fractional shares shall be issued, and, in lieu of any such fractional securities, each holder of Series B Preferred Stock who will otherwise be entitled to a fraction of a share upon surrender shall receive the next highest whole share.

          G.     Reservation of Common Stock. The Corporation shall at all times
                 ---------------------------
use its best efforts and reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

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     7.     Consolidation, Merger, Exchange, Etc.  In case the Corporation shall
            ------------------------------------
enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series B Preferred Stock shall at the same time be similarly exchanged or changed into preferred shares of the surviving entity providing the holders of such preferred shares with (to the extent possible) the same relative rights and preferences as the Series B Preferred Stock.

     8.     Designation  of  Additional  Series.  The  Board of Directors of the
            -----------------------------------
Corporation shall have the right to designate other shares of Preferred Stock having dividend, liquidation, or other preferences equal to, subordinate to, or superior to the rights of holders of the Series B Preferred Stock. Such preferences shall be determined in the resolutions creating such subsequent series.

     9.     Vote  to  Change  the Terms of Series B Convertible Preferred Stock.
            -------------------------------------------------------------------
The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than fifty percent (50%) of the then outstanding Series B Preferred Stock, shall be required for any change to this Certificate of Designation or the Corporation's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series B Convertible Stock.

     10.     Lost  or  Stolen  Certificates.  Upon receipt by the Corporation of
             ------------------------------
evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any Series B Preferred Stock Certificates, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Corporation and, in the case of mutilation, upon surrender and cancellation of the Series B Preferred Stock Certificate(s), the Corporation shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Corporation shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Corporation to convert such Series B Preferred Stock into Common Stock in which case such Series B Preferred Stock shall be converted pursuant to the terms of the Certificate of Designation and a preferred stock certificate shall only be issued if required pursuant to the terms hereof.

     11.     Remedies,  Characterizations,  Other  Obligations,  Breaches  and
             -----------------------------------------------------------------
Injunctive  Relief.  The  remedies  provided  in this Certificate of Designation
------------------
shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation covenants to each holder of Series B Preferred Stock that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof).

     12.     Specific  Shall  Not  Limit  General;  Construction.  No  specific
             ---------------------------------------------------
provision contained this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Corporation and all holders and shall not be construed against any person as the drafter hereof.

     13.     Failure  or Indulgence Not Waiver.  No failure or delay on the part
             ---------------------------------
of a holder of Series B Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     IN WITNESS WHEREOF, such Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and its Secretary this 29th day of June, 2003.

                                        POWER2SHIP,  INC.



                                     By:  /s/  Richard  Hersh
                                          -------------------
                                         Richard  Hersh,  President


                                     By:  /s/  Michael  J.  Darden
                                          --------------------------
                                         Michael  J.  Darden,  Secretary

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